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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Alabama National BanCorporation on form S-8 of our report dated January 15, 1997, which contains an explanatory paragraph with respect to a change in the Company's method of accounting for stock-based compensation in 1996 and accounting for investments in 1994, on our audit of the consolidated financial statements and financial statement schedules of Alabama National BanCorporation as of December 31, 1996 and 1994, and for the years ended December 31, 1996 and 1994, respectively.




                                           COOPERS & LYBRAND L.L.P.
Birmingham, Alabama
May 16, 1997